EXHIBIT 24.1

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edgar W. Blanch, Jr. and Daniel P. O'Keefe (each with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any or all amendments (including post-effective amendments) thereto, with respect to the K2 Technologies, Inc. 1994 Stock Plan, the K2 Technologies, Inc. 1996 Stock Plan and the K2 Technologies, Inc. 1998 Key Person Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                                Title                              Date
         ---------                                -----                              ----

 /s/ Edgar W. Blanch, Jr.           Chairman of the Board, Chief Executive      October 2, 1998
------------------------------      Officer, Director
     Edgar W. Blanch, Jr.

 /s/ Chris L. Walker                President, Chief Operating Officer,         October 1, 1998
------------------------------       Director
     Chris L. Walker

 /s/ Ian D. Packer                  Executive Vice President,                   October 2, 1998
------------------------------      Chief Financial Officer
     Ian D. Packer

/s/ Frank S. Wilkinson, Jr.         Executive Vice President, Director          September 29, 1998
------------------------------
     Frank S. Wilkinson, Jr.

/s/ James N. Land, Jr.              Director                                    October 5, 1998
------------------------------
     James N. Land, Jr.

 /s/ Steven G. Rothmeier            Director                                    September 30, 1998
------------------------------
     Steven G. Rothmeier

/s/ Paul B. Ingrey                  Director                                    September 29, 1998
------------------------------
     Paul B. Ingrey

/s/ William B. Madden               Director                                    September 30, 1998
------------------------------
     William B. Madden

/s/ Joseph D. Sargent               Director                                    October 1, 1998
------------------------------
     Joseph D. Sargent
